          NovaStar Announces Commitment for an Additional $100 Million
    in Liquidity; Initiates Formal Process to Explore Strategic Alternatives

KANSAS CITY, MO., April 11, 2007- NovaStar Financial, Inc. (NYSE: NFI), a
residential mortgage lender and portfolio investor, announced today that it has received a commitment for an additional financing facility in an amount up to
$100 million arranged by Wachovia Capital Markets, LLC. The commitment also provides for the parties to commence negotiation on a comprehensive financing facility which would replace and expand the existing facilities in place between the Company and Wachovia. The proposed additional financing facility is subject to completion of definitive documentation and certain other conditions. The
Company anticipates closing and funding under the facility to occur within ten days. There can be no assurances that the proposed additional financing facility or the successful negotiation of a comprehensive facility will occur.

Loan proceeds from the additional financing facility will be used for general corporate purposes. The financing will have a term of 364 days. It will consist of a facility collateralized by existing mortgage servicing rights carrying an interest rate of one-month LIBOR plus 375 basis points and a facility collateralized by existing residual securities carrying an interest rate of one-month LIBOR plus 350 basis points. The facility is part of the Company's efforts to enhance liquidity and flexibility in light of the current credit environment.

NovaStar also announced today that it has initiated a formal process to explore a range of strategic alternatives, including without limitation a potential sale or other change of control transactions. The Company has retained Deutsche Bank
Securities Inc. to act as its financial advisor in this process.

There can be no assurance that this process will result in the Company completing any transaction. The Company does not intend to disclose developments with respect to any outcome of the process unless and until the Company's Board of Directors has approved a specific transaction or otherwise has reached a definitive conclusion.

About NovaStar

NovaStar Financial, Inc. (NYSE:NFI) is a specialty finance company that originates, purchases, securitizes, sells and invests in nonconforming loans and mortgage-backed securities. The Company also services a large portfolio of residential nonconforming loans. NovaStar specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. Founded in
1996, NovaStar efficiently brings together the capital markets, a nationwide network of independent mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

For more information, please reference our website at www.novastarmortgage.com.

This Press Release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, regarding management's beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Actual results and operations for any future period may vary materially from those discussed herein. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to generate and maintain sufficient liquidity on favorable terms; the size, frequency and structure of our securitizations; our ability to sell loans we originate in the marketplace; impairments on our mortgage assets; increases in prepayment or default rates on our mortgage assets; increases in loan repurchase requests; inability of potential borrowers to meet our underwriting guidelines; changes in assumptions regarding estimated loan losses and fair value amounts; finalization of the amount and terms of any severance provided to terminated employees; finalization of the accounting impact of our previously-announced reduction in workforce; events impacting the subprime mortgage industry in general, including events impacting our competitors and liquidity available to the industry; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to generate acceptable origination volume while maintaining an acceptable level of overhead; residential property values; our continued status as a REIT; interest rate fluctuations on our assets that differ from our liabilities; the outcome of litigation or regulatory actions pending against us or other legal contingencies; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; our ability to adapt to and implement technological changes; compliance with new accounting pronouncements; our ability to successfully integrate acquired businesses or assets with our existing business; the impact of general economic conditions;
and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006.
Other factors not presently identified may also cause actual results to differ.
Words such as "believe," "expect," "anticipate," "promise," "plan," and other expressions or words of similar meanings, as well as future or conditional verbs such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

Media Relations Contact
Richard M. Johnson
913.649.8885

Investor Relations Contact
Jeffrey A. Gentle
816.237.7424